Exhibit 99.15


    (Text of graph posted to Ashland Inc.'s website concerning U.S. Gulf
                        Coast Asphalt Barge Prices)

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    ARGUS ASPHALT REPORT ((C), 2004 ARGUS MEDIA) U.S. GULF COAST ASPHALT
                               BARGE PRICES*

SOURCE: Argus Media

     Information concerning Argus may be accessed at www.argusonline.com. Ashland makes no warranties or representations concerning any information posted or distributed by Argus, including without limitation information contained on its website.


     Argus Asphalt Report U.S. Gulf Coast Asphalt Barge Prices ($, per Ton)


                      2000          2001          2002         2003           2004             2005        '00-'04 Avg by Month
Jan                 102.06         71.69         73.31       144.31         113.69           106.55                 101.01
Feb                 116.56         64.25         91.69       167.00         111.65           110.13                 110.23
March               130.60         68.50        102.50       156.25         116.06           115.75                 114.78
April               135.13         72.13        120.75       138.75         125.69                                  118.49
May                 132.19         78.88        139.75       120.20         142.35                                  122.67
June                128.95         87.44        145.75       121.38         155.25                                  127.75
July                126.19         94.75        131.63       121.50         156.88                                  126.19
August              119.65        102.35        122.56       126.75         154.40                                  125.14
Sept                115.88        106.42        117.63       128.81         153.50                                  124.45
Oct                 102.17        100.44        114.44       127.19         145.44                                  117.94
Nov                  91.00         86.25         98.75       118.50         126.60                                  104.22
Dec                  84.83         69.00         94.58       115.00         110.69                                   94.82
Annual Avg.         115.43         83.51        112.78       132.14         134.35           110.81                 115.64

* 2005 YTD prices are excluded from the historic price average by month column
Argus Asphalt Report monthly liquid asphalt barge price averages for East and West Gulf Coast f.o.b.
refinery sources.  Prices represent non-polymerized AC-20 or PG 64-22 grade asphalt

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